As filed with the Securities and Exchange Commission on October 21, 2002
Registration No. 333-92156

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

Form S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Champion Enterprises, Inc.

Champion Home Builders Co.
Subsidiary Guarantors Listed on Schedule A Hereto
(Exact Name of Registrant as Specified in its Charter)

Champion Enterprises, Inc. Michigan	Champion Home Builders Co. Michigan
(State or Other Jurisdiction of Incorporation or Organization)	(State or Other Jurisdiction of Incorporation or Organization)

38-2743168	38-2744984
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

6711

(Primary Standard Industrial Classification Code Number)

2701 Cambridge Court, Suite 300

Auburn Hills, Michigan 48326
(248) 340-9090
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
Registrant’s Principal Executive Offices)

John J. Collins, Jr.

Vice President, General Counsel and Secretary
2701 Cambridge Court, Suite 300
Auburn Hills, Michigan 48326
(248) 340-9090
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
of Agent for Service)

Copy to:

D. Richard McDonald

Dykema Gossett PLLC
39577 Woodward Avenue, Suite 300
Bloomfield Hills, MI 48304
(248) 203-0700

     Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this Registration Statement.

     If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SCHEDULE A

OTHER REGISTRANTS — SUBSIDIARY GUARANTORS

	State or Other	Primary Standard
	Jurisdiction of	Industrial
	Incorporation or	Classification Code	IRS Employer
Name of Registrant	Organization	Number	Identification Number

A-1 Champion GP, Inc.	Michigan	5271	38-3639742
A-1 Homes Group, L.P.	Texas	5271	38-3416642
Alpine Homes, Inc.	Colorado	5271	84-1138020
American Transport, Inc.	Nevada	4213	88-0285995
Art Richter Insurance, Inc.	Kentucky	6411	61-0718629
Auburn Champ, Inc.	Michigan	2451	38-3264202
Builders Credit Corporation	Michigan	2451	38-2725018
CAC Funding Corporation	Michigan	2451	38-2756279
Care Free Homes, Inc.	Michigan	5271	87-0633793
Champion Financial Corporation	Michigan	2451	38-2742043
Champion GP, Inc.	Michigan	5271	38-3548969
Champion Home Communities, Inc.	Michigan	2451	38-1947996
Champion Motor Coach, Inc.	Michigan	3713	38-2721632
Champion Retail, Inc.	Michigan	5271	38-3392154
Chandeleur Homes, Inc.	Michigan	2451	38-3213165
CHI, Inc.	Kansas	5271	74-2813105
Cliff Ave. Investments, Inc.	South Dakota	5271	46-0365898
Crest Ridge Homes, Inc.	Michigan	2451	38-3213167
Crestpointe Financial Services, Inc.	Delaware	2451	75-2140765
Dutch Housing, Inc.	Michigan	2451	38-3157863
Factory Homes Outlet, Inc.	Idaho	5271	88-0283245
Fleming County Industries, Inc.	Kentucky	2451	61-1078339
Gateway Acceptance Corp.	South Dakota	5271	46-0372684
Gateway Mobile & Modular Homes, Inc.	Nebraska	5271	47-0709908
Gateway Properties Corp.	South Dakota	5271	46-0426796
Gem Homes, Inc.	Delaware	2451	76-0164265
Genesis Home Centers, Limited Partnership	Michigan	5271	38-3548972
Grand Manor, Inc.	Michigan	2451	38-3281658
Heartland Homes, L.P.	Texas	5271	38-3635803
HomePride Finance Corp.	Michigan	5271	38-3454767
Homes America Finance, Inc.	Nevada	5271	88-0351418
Homes America of Arizona, Inc.	Arizona	5271	86-0895662
Homes America of California, Inc.	California	5271	33-0697358
Homes America of Oklahoma, Inc.	Oklahoma	5271	73-1489573
Homes America of Utah, Inc.	Utah	5271	87-0540727
Homes America of Wyoming, Inc.	Wyoming	5271	88-0233834
Homes of Kentuckiana, L.L.C.	Kentucky	5271	61-1329519
Homes of Legend, Inc.	Michigan	2451	38-3284410
Homes of Merit, Inc.	Florida	2451	59-1438488
I.D.A., Inc.	Oklahoma	5271	73-1384625
Iseman Corp.	South Dakota	5271	46-0365899

	State or Other	Primary Standard
	Jurisdiction of	Industrial
	Incorporation or	Classification Code	IRS Employer
Name of Registrant	Organization	Number	Identification Number

Lamplighter Homes, Inc.	Washington	5271	91-1219267
Lamplighter Homes (Oregon), Inc.	Oregon	5271	93-0976577
Moduline International, Inc.	Washington	2451	91-0828539
Northstar Corporation	South Dakota	5271	46-0433873
Prairie Ridge, Inc.	Kansas	5271	46-2935648
Redman Business Trust	Delaware	2451	75-6469646
Redman Homes Management Company, Inc.	Delaware	2451	75-2573061
Redman Homes, Inc.	Delaware	2451	75-1364957
Redman Industries, Inc.	Delaware	2451	75-2246805
Redman Investment, Inc.	Delaware	2451	75-2208257
Redman Management Services Business Trust	Delaware	2451	75-6469645
Redman Retail, Inc.	Delaware	5271	75-2021720
Regency Supply Company, Inc.	Delaware	2451	75-2155269
San Jose Advantage Homes, Inc.	California	5271	77-0411951
Service Contract Corporation	Michigan	2451	38-2719552
Southern Showcase Finance, Inc.	Michigan	5271	56-2084038
Southern Showcase Housing, Inc.	North Carolina	5271	56-1686678
Star Fleet, Inc.	Indiana	4213	35-1840506
The Okahumpka Corporation	Florida	2451	59-2175753
Trading Post Mobile Homes, Inc.	Kentucky	5271	61-0945344
U.S.A. Mobile Homes, Inc.	Oregon	5271	93-0980361
Victory Investment Company	Oklahoma	5271	73-0961344
Western Homes Corporation	Delaware	2451	75-2276910
Whitworth Management, Inc.	Nevada	5271	88-0233834

      The address, including zip code, and telephone number, including area code, of the principal offices of the other registrants listed above is 2701 Cambridge Court, Suite 300, Auburn Hills, Michigan 48326; the telephone number at that address is (248) 340-9090.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Champion Enterprises, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Auburn Hills, state of Michigan on October 21, 2002.

CHAMPION ENTERPRISES, INC.

By:	*

Walter R. Young
President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 21, 2002.

Signature		Title

* Walter R. Young		Chairman of the Board of Directors President and Chief Executive Officer (Principal Executive Officer)

/s/ PHYLLIS A. KNIGHT Phyllis A. Knight		Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Richard P. Hevelhorst		Vice President and Controller (Principal Accounting Officer)

* Robert W. Anestis		Director

* Eric S. Belsky		Director

* Selwyn Isakow		Director

* Brian D. Jellison		Director

* Ellen R. Levine		Director

* George R. Mrkonic		Director

*By:	/s/ JOHN J. COLLINS, JR. John J. Collins, Jr. Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Auburn Champ, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Auburn Hills, state of Michigan on October 21, 2002.

AUBURN CHAMP, INC.

By:	/s/ JOHN J. COLLINS, JR.

John J. Collins, Jr.
Vice President, Secretary and
General Counsel

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 21, 2002.

Signature	Title

* Richard Hevelhorst	Chief Accounting Officer and Director (Principal Accounting Officer and Principal Financial Officer)

* Walter R. Young	Chief Executive Officer (Principal Executive Officer)

* Colleen Bauman	Director

*By:	/s/ JOHN J. COLLINS, JR.

John J. Collins, Jr.
Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, each of the registrants listed below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Auburn Hills, state of Michigan on October 21, 2002.

REDMAN BUSINESS TRUST, REDMAN HOMES
MANAGEMENT COMPANY, INC., REDMAN
MANAGEMENT SERVICES BUSINESS TRUST

By:	/s/ JOHN J. COLLINS, JR.

John J. Collins, Jr.
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 21, 2002.

Signature		Title

* Walter R. Young		Chief Executive Officer (Principal Executive Officer)

* Richard Hevelhorst		Chief Accounting Officer and Director (Principal Accounting Officer and Principal Financial Officer)

/s/ JOHN J. COLLINS, JR. John J. Collins, Jr.		Director

*By:	/s/ JOHN J. COLLINS, JR. John J. Collins, Jr. Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, each of the registrants listed below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Auburn Hills, state of Michigan on October 21, 2002.

CHAMPION HOME BUILDERS CO., A-1 CHAMPION GP, INC., ALPINE HOMES, INC., AMERICAN TRANSPORT, INC., ART RICHTER INSURANCE, INC., CARE FREE HOMES, INC., CHAMPION GP, INC., CHAMPION RETAIL, INC., CHI, INC., CLIFF AVE. INVESTMENTS, INC., FACTORY HOMES OUTLET, INC., GATEWAY ACCEPTANCE CORP., GATEWAY MOBILE & MODULAR HOMES, INC., GATEWAY PROPERTIES CORP., HOMES AMERICA FINANCE, INC., HOMES AMERICA OF ARIZONA, INC., HOMES AMERICA OF CALIFORNIA, INC., HOMES AMERICA OF OKLAHOMA, INC., HOMES AMERICA OF UTAH, INC., HOMES AMERICA OF WYOMING, INC., I.D.A., INC., ISEMAN CORP., LAMPLIGHTER HOMES, INC., LAMPLIGHTER HOMES (OREGON), INC., NORTHSTAR CORPORATION, SAN JOSE ADVANTAGE HOMES, INC., SOUTHERN SHOWCASE FINANCE, INC., SOUTHERN SHOWCASE HOUSING, INC., TRADING POST MOBILE HOMES, INC., U.S.A. MOBILE HOMES, INC., VICTORY INVESTMENT COMPANY, WHITWORTH MANAGEMENT, INC., PRAIRIE RIDGE, INC., CHANDELEUR HOMES, INC., CREST RIDGE HOMES, INC., DUTCH HOUSING, INC., FLEMING COUNTY INDUSTRIES, INC., GRAND MANOR, INC., HOMES OF LEGEND, INC., HOMES OF MERIT, INC, MODULINE INTERNATIONAL, INC., REDMAN HOMES, INC., REDMAN INDUSTRIES, INC., STAR FLEET, INC., WESTERN HOMES CORPORATION

By:	/s/ JOHN J. COLLINS, JR.

John J. Collins, Jr.
Vice President, Secretary and
General Counsel

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 21, 2002.

Signature	Title

* Richard Hevelhorst	Chief Accounting Officer (Principal Accounting Officer and Principal Financial Officer)

Signature		Title

* Walter R. Young		Chief Executive Officer and Director (Principal Executive Officer)

* Philip C. Surles		Director

/s/ JOHN J. COLLINS, JR. John J. Collins, Jr.		Director

*By:	/s/ JOHN J. COLLINS, JR. John J. Collins, Jr. Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, each of the registrants listed below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Auburn Hills, state of Michigan on October 21, 2002.

BUILDERS CREDIT CORPORATION, CAC FUNDING CORPORATION, CHAMPION FINANCIAL CORPORATION, CRESTPOINTE FINANCIAL SERVICES, INC., SERVICE CONTRACT CORPORATION

BY:	/s/ JOHN J. COLLINS, JR.

John J. Collins, Jr.
Vice President, Secretary and
General Counsel

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 21, 2002.

Signature		Title

* Richard Hevelhorst		Chief Accounting Officer (Principal Accounting Officer and Principal Financial Officer)

* Walter R. Young		Chief Executive Officer and Director (Principal Executive Officer)

/s/ JOHN J. COLLINS, JR. John J. Collins, Jr.		Director

*By:	/s/ JOHN J. COLLINS, JR. John J. Collins, Jr. Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, each of the registrants listed below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Auburn Hills, state of Michigan on October 21, 2002.

GEM HOMES, INC., CHAMPION HOMES COMMUNITIES, INC., CHAMPION MOTOR COACH, INC., REGENCY SUPPLY COMPANY, INC., REDMAN INVESTMENT, INC., REDMAN RETAIL, INC., THE OKAHUMPKA CORPORATION, HOME PRIDE FINANCE CORP.

BY:	/s/ JOHN J. COLLINS, JR.

John J. Collins, Jr.
Vice President, Secretary and
General Counsel

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 21, 2002.

Signature		Title

* Richard Hevelhorst		Chief Accounting Officer (Principal Accounting Officer and Principal Financial Officer)

* Walter R. Young		Chief Executive Officer (Principal Executive Officer)

/s/ JOHN J. COLLINS, JR. John J. Collins, Jr.		Director

*By:	/s/ JOHN J. COLLINS, JR. John J. Collins, Jr. Attorney-in-fact